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                                                                     EXHIBIT 4.4


                                                                  EXECUTION COPY


                               AMENDMENT NUMBER 3
                                     TO THE
              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT



                  THIS AMENDMENT NUMBER 3 TO THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of February 20, 1998, (this "Amendment") is between ADVANTA NATIONAL BANK (formerly known as Advanta National Bank USA and prior to that known as Colonial National Bank USA and successor in interest to the former Advanta National Bank), a national banking association ("ANB"), as Seller and Servicer, and BANKERS TRUST COMPANY, as Trustee (the "Trustee") under the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, between ANB, as Seller and Servicer, and the Trustee, as amended and restated on May 23, 1994 (as amended, supplemented and in effect on the date hereof, the "Pooling and Servicing Agreement").

                                    RECITALS

                  WHEREAS, ANB wishes to amend the Pooling and Servicing Agreement as provided herein in accordance with Section 13.01(a) of the Pooling and Servicing Agreement and the Trustee is willing to consent to such amendment upon the terms provided for herein.

                  NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Pooling and Servicing Agreement. In addition, the following words and phrases shall have the following meanings:

                  "Assignment and Assumption" shall mean the Assignment and Assumption Agreement dated as of February 20, 1998 among ANB, Fleet and the Trustee.
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                  "Fleet" shall mean Fleet Bank (RI), National Association, a national banking association.

                  SECTION 2. Amendment of Section 1.01. Two new definitions are hereby added to Section 1.01 of the Pooling and Servicing Agreement, to be placed in the proper alphabetical order, which shall read as follows:

                  "Amendment Number 3 Effective Date" shall mean the effective date for Amendment Number 3 to this Agreement, which shall be February 20, 1998.

                  "Fleet" shall mean Fleet Bank (RI), National Association, a national banking association, and its permitted successors and assigns.

                  SECTION 3. Amendment of Section 1.02. Section 1.02 of the Pooling and Servicing Agreement is hereby amended by inserting subsection(g) immediately following subsection (f). Subsection (g) shall read as follows:

                  (g) From and after the Amendment Number 3 Effective Date, each and every reference to Colonial in this Agreement and each Supplement shall be deleted and replaced with the defined term "Fleet."

                  SECTION 4. Amendment of Section 6.03. Subsection 6.03(d) of the Pooling and Servicing Agreement is hereby amended in its entirety to read as follows:

                  (d) The Bank Certificate (or any interest therein) may be transferred to (x) a Person which is a member of the "affiliated group" of which Fleet Financial Group, Inc. is the "common parent" (as such terms are defined in Section 1504(a) of the Code) or (y) to Fleet in a servicing transfer pursuant to Section 13.08; provided that (i) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Sellers shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such transfer, with respect thereto, and (ii) any such transferee shall be deemed to be a "Seller" for purposes of Section 7.04 and 9.02.


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                  SECTION 5. Amendment to Section 7.02. Subsection 7.02(b) of
the Pooling and Servicing Agreement is hereby amended in its entirety to read as follows:

                  (b) the obligations of the Sellers hereunder shall not be assignable nor shall any Person succeed to the obligations of the Sellers hereunder except in each case in accordance with the provisions of the foregoing paragraph or the provisions of Section 13.08.

                  SECTION 6. Amendment of Section 10.01. The phrase "except as permitted by Section 8.02 or 8.07," appearing in the tenth line of subsection 10.01(b) of the Pooling and Servicing Agreement is hereby amended to read as follows: "except as permitted by Section 8.02, 8.07 or 13.08,".

                  SECTION 7. Amendment of Section 13.08. Section 13.08 of the Pooling and Servicing Agreement is hereby amended in its entirety to read as follows:

                  Section 13.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.02 or as provided below, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing not less than 66-2/3% of the Aggregate Investor Amount; provided, that, effective as of the Amendment Number 3 Effective Date, Colonial may assign and delegate to Fleet all of its rights and obligations hereunder as Seller and as Servicer upon satisfaction of each of the following conditions: (i) Fleet shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of Colonial as Seller and Servicer hereunder,
         (ii) Fleet shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such assignment and delegation complies with this Section and that such supplemental agreement is a valid and binding obligation of Fleet enforceable against Fleet in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such


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         enforceability may be limited by general principals of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for in this Section 13.08 have been complied with and (iii) the Rating Agency Condition shall have been satisfied with respect to such assignment and delegation.

                  SECTION 8. Amendment to Change Name of the Trust. From and after the Effective Date, every reference in the Pooling and Servicing Agreement and in any certificate or other document made or delivered pursuant thereto to the ADVANTA Credit Card Master Trust II shall be amended to refer to the Fleet Credit Card Master Trust II and the name of the Trust shall be the Fleet Credit Card Master Trust II.

                  SECTION 9. Representation and Warranties of ANB. ANB represents that, after giving effect to this Amendment and the execution and delivery by each of the parties thereto of the Assignment and Assumption:

                  (a) Fleet shall be a Seller for the purpose of Section 7.04 and Section 9.02 of the Pooling and Servicing Agreement; and

                  (b) The Seller Amount shall not be less than 2% of the total amount of Principal Receivables after the exchange of the Bank Certificate pursuant to Section 10(c) of this Amendment.

                  SECTION 10. Effectiveness. The amendment provided for by this Amendment shall become effective on the date (the "Effective Date") that each of the following events occur:

                  (a) ANB shall have delivered to the Trustee an Officer's Certificate from ANB stating that ANB reasonably believes that the execution and delivery of this Amendment will not have an Adverse Effect.

                  (b) ANB shall have received from each Rating Agency written confirmation that the execution and delivery of this Amendment and the Assignment and Assumption will not result in the reduction or withdrawal of its current rating of any outstanding Series or Class of Investor Certificates.


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                  (c) ANB shall have surrendered the Bank Certificate to the
Trustee in exchange for a newly issued Bank Certificate modified to reflect Fleet's ownership of the Seller's Interest with notice of such exchange given to each Rating Agency.

                  (d) ANB shall have delivered to the Trustee and each Rating Agency a Tax Opinion as to the transfer of an interest in the Bank Certificate to Fleet.

                  (e) The Servicer shall have delivered to the Trustee an Opinion of Counsel as to the matters specified in Exhibit G-1 to the Pooling and Servicing Agreement with respect to this Amendment.

                  (f) Each of the parties hereto shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

                  (g) Each of the parties hereto shall have received counterparts of the Assignment and Assumption, duly executed by each of the parties thereto.

                  SECTION 11. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

                  SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  SECTION 13. Governing Law. THIS AMENDMENT SHALL BE


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GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 14. Sequence of Amendments. If an Amendment Number 4 to the Amended and Restated Pooling and Servicing Agreement ("Amendment Number 4") shall be executed on the Amendment Number 3 Effective Date, this Amendment shall be deemed to have been entered into and become effective after Amendment Number 4 shall have been entered into and become effective notwithstanding the numerical sequence of this Amendment and Amendment Number 4.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to the Pooling and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            ADVANTA NATIONAL BANK,
                                            Seller and Servicer


                                            By: /s/ MICHAEL COCO
                                               ---------------------------
                                               Name: Michael Coco
                                               Title: Vice President



                                            BANKERS TRUST COMPANY,
                                            Trustee


                                            By: /s/ JENNA KAUFMAN
                                               ---------------------------
                                               Name: Jenna Kaufman
                                               Title: Vice President


                    [Signature Page to Amendment No. 3 to the
              Amended and Restated Pooling and Servicing Agreement]